UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC (Nasdaq Capital

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders

As described in Item 5.03 below, the stockholders of the TRxADE HEALTH, INC. (the “Company”) authorized the Board of Directors of the Company in its sole and absolute discretion, and without further action of the stockholders, to file a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) at the annual meeting of the stockholders of TRxADE Health Inc. (the “2023 Annual Meeting”).

Item 5.03. Articles of Incorporation or Bylaws

The stockholders of the Company authorized the Board of Directors of the Company in its sole and absolute discretion, and without further action of the stockholders, to file a Certificate of Amendment at the 2023 Annual Meeting, which amends and restates subsection 3 of Article V (Reverse Stock Split of Outstanding Common Stock) to effect a reverse split of the Company’s issued and outstanding common stock, par value $0.00001 per share, at a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred (the “Reverse Split”), with the Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 31, 2023, when the authority granted by the stockholders of the Company to implement the Reverse Split would terminate.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 15, 2023, the Company held its 2023 Annual Meeting to consider Proposals 1 through 4 as described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2023 (the “Proxy Statement”). A summary of the matters voted upon by stockholders is set forth below.

Proposal 1—Reverse Stock Split

The Company’s stockholders approved a proposal to authorize the board of directors of the Company (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s Certificate of Incorporation, as amended to the date of the Proxy Statement, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 31, 2023. The following votes were taken in connection with this proposal:

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
5,327,981	52.18	88,393	0.87	0	0	0	0

Proposal 2—Amendment of the Second Amended and Restated 2019 Equity Incentive Plan

The Company’s stockholders approved a proposal to amend the Company’s Second Amended and Restated 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares. The following votes were taken in connection with this proposal:

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
5,273,753	51.65	142, 621	1.40	0	0	0	0

Proposal 3—Election of Directors

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as directors to serve until the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

	FOR		WITHHELD
Nominee	Number	%	Number	%
Suren Ajjarapu	5,411,101	53	5,273	0.05
Prashant Patel	5,404,997	52.94	11,377	0.11
Donald G. Fell	5,349,507	52.4	66,867	0.65
Michael L. Peterson	5,387,936	52.77	28,438	0.28
Jeff Newell	5,411,191	53	5,273	0.05

Proposal 4—Ratification of Appointment of MaloneBailey LLP as Independent Auditor

The Company’s stockholders approved a proposal to ratify the appointment of MaloneBailey LLP as our independent auditor for the fiscal year ending December 31, 2023. The following votes were taken in connection with this proposal:

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
5,341,101	52.31	1,673	0.02	73,600	0.72	0	0

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
3.1	Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: June 15, 2023